UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2010

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6711 Columbia Gateway Drive, Suite 300

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On April 7, 2010, the Registrant’s operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), issued a $240 million aggregate principal amount of its 4.25% Exchangeable Senior Notes due 2030 (the “Notes”), including $40 million aggregate principal amount of Notes to cover over-allotments.  The terms of the Notes are governed by an indenture, dated as of April 7, 2010 (the “Indenture”), by and among the Operating Partnership, as issuer, the Registrant, as guarantor (the “Company”), and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.  A copy of the form of the Notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.  See Item 2.03 below for additional information.  The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entireties by the terms of the Indenture and the Notes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On April 7, 2010, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with J.P. Morgan Securities Inc. and RBC Capital Markets Corporation, in their capacity as representatives of the Initial Purchasers, dated as of April 7, 2010 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.  The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•                  file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission (“SEC”) by July 6, 2010 to cover resales of the underlying common shares of the Company that may be issuable upon exchange of the Notes; or

•                  if the Company is not a WKSI on July 6, 2010, use its reasonable efforts to have that registration statement declared effective by October 4, 2010.

On April 13, 2010 the Company filed a registration statement on Form S-3 with the SEC registering the resale of the common shares of beneficial interest of the

Company issuable in certain circumstances upon exchange of the Notes, thus satisfying such obligation.

The Company further agreed to use its reasonable efforts to keep the registration statement effective until the earliest of

•                  the 20th trading day immediately following the maturity date of April 15, 2030; and

•                  the date on which there are no longer any Notes or Registrable Securities (as defined in the Registration Rights Agreement) outstanding.

If the Company does not meet these obligations, then, subject to certain exceptions, liquidated damages will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of the Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Also on April 7, 2010, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered a Common Stock Delivery Agreement, dated as of April 7, 2010 (the “Delivery Agreement”). The Delivery Agreement, among other things, obligates (i) the Company to deliver common shares in the event that the Partnership determines to deliver common shares to holders of the Notes upon any exchange of the Notes and (ii) the Partnership to issue to the Company on a concurrent basis a number of its common partnership units equal to such number of common shares.  A copy of the Delivery Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.2 to this report.  The description of the Delivery Agreement in this report is a summary and is qualified in its entirety by the terms of the Delivery Agreement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2010, the Operating Partnership issued a $240 million aggregate principal amount of the Notes.  The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership.  Interest is payable on April 15 and October 15 of each year beginning October 15, 2010 until the maturity date of April 15, 2030.  The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 4.25% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash and, at the Operating Partnership’s discretion, common shares of the Company at an initial exchange rate of 20.7658 shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $48.16 per common share of the Company).

Prior to April 20, 2015, the Operating Partnership may not redeem the Notes except to preserve its status as a real estate investment trust for U.S. federal income tax purposes. On or after April 20, 2015, at the Operating Partnership’s option, the Notes are redeemable in cash in whole or in part at 100% of the principal amount plus accrued and unpaid interest upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part on each of April 15, 2015, April 15, 2020 or April 15, 2025, and in the event of a fundamental change (as defined below), for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A “fundamental change” will be deemed to have occurred on a change of control (as defined below) of the Company or the Company’s common shares (or other securities into which the Notes are then exchangeable) being neither listed for trading nor quoted on a U.S. national securities exchange.  A “change of control” shall be deemed to occur at such time after the original issuance of the notes when any of the following has occurred:

(1)           a “person” or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common shares representing more than 50% of the voting power of the Company’s common equity; or

(2)           consummation of any consolidation or merger of the Company pursuant to which the Company’s common shares will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than one or more of the Company’s subsidiaries (any such consolidation, merger, transaction or series of transactions being referred to herein as an “event”); provided, however, that any such event where the holders of more than 50% of the Company’s shares of common equity, representing more than 50% of the voting power of the Company’s common equity, immediately prior to such event, own, directly or indirectly, more than 50% of all classes of common equity, representing more than 50% of the voting power, of the continuing or surviving person or transferee or the parent thereof immediately after such event shall not constitute a fundamental change under this clause (2).

If a fundamental change occurs prior to April 20, 2015, and a holder elects to exchange its Notes at any time on or after the effective date of such fundamental change until the related fundamental change repurchase date, the exchange rate will be increased by an additional number of the Company’s common shares.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•                  a default for 30 days in payment of any installment of interest under the Notes;

•                  a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Notes, when the same becomes due and payable;

•                  the Operating Partnership’s failure to deliver cash or common shares of the Company within 15 days after the due date upon an exchange of the Notes, together with any cash due in lieu of fractional shares of common shares of the Company;

•                  the Operating Partnership’s failure to comply with any of its agreements in the Notes or the Indenture upon receipt of notice of such default by the trustee or by holders of not less that 25% in aggregate principal amount of the Notes then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•                  a default by the Operating Partnership, the Company or any of their respective subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, recourse indebtedness for money borrowed in the aggregate principal amount then outstanding of $30.0 million or more, or acceleration of the Operating Partnership’s or the Company’s respective subsidiaries’ recourse indebtedness for money borrowed in the aggregate principal amount of $30.0 million or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 60 days after notice to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the Indenture;

•                  the Operating Partnership’s failure to provide a timely notice in connection with a specified corporate transaction; or

•                  certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Subsidiary or any substantial part of their respective property.

Item 3.02.              Unregistered Sales of Equity Securities.

As previously reported by the Company, on March 31, 2010, the Company and the Operating Partnership entered into the Purchase Agreement pursuant to which the Partnership agreed to offer and sell $240 million aggregate principal amount of the Notes, including $40 million aggregate principal amount of Notes to cover over-allotments, to the Initial Purchasers.  The Notes are fully and unconditionally guaranteed by the Company.  On April 7, 2010, the Company closed the sale of $240 million aggregate principal amount of the Notes.  Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchasers for the Notes was 97.625% of the initial offering price thereof, reflecting the receipt by the Initial Purchasers of discounts and commissions in an aggregate amount of approximately $5.7 million in connection with the offering of the Notes.  On April 13, 2010 the Company filed a registration statement on Form S-3 with the SEC registering the resale of the common shares of beneficial interest of the Company issuable in certain circumstances upon exchange of the Notes.

Item 9.01               Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of April 7, 2010, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4.25% Exchangeable Senior Note due 2030

10.1	Registration Rights Agreement, dated April 7, 2010, among Corporate Office Properties, L.P., Corporate Office Properties Trust, J.P. Morgan Securities Inc. and RBC Capital Markets Corporation

10.2	Common Stock Delivery Agreement, dated April 7, 2010, among Corporate Office Properties, L.P. and Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 16, 2010

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name: Stephen E. Riffee
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of April 7, 2010, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 4.25% Exchangeable Senior Note due 2030

10.1	Registration Rights Agreement, dated April 7, 2010, among Corporate Office Properties, L.P., Corporate Office Properties Trust, J.P. Morgan Securities Inc. and RBC Capital Markets Corporation

10.2	Common Stock Delivery Agreement, dated April 7, 2010, among Corporate Office Properties, L.P. and Corporate Office Properties Trust.